EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Wegener Corporation Reports a Profit for Third Quarter of Fiscal 2006

(July 12, 2006) - Wegener Corporation, (Nasdaq: WGNR) a leading provider of products for television, audio and data distribution networks worldwide, today announced financial results for the third quarter ended June 2, 2006.

Revenues for the third quarter of fiscal 2006 were $6.6 million compared to $4.3 million for the same period in fiscal 2005. Revenues for the first nine months of fiscal 2006 were $16.2 million compared to $17.0 million for the first nine months of fiscal 2005. Net earnings for the three months ended June 2, 2006, were $138,000 or $0.01 per share compared to a net loss of $620,000 or $(0.05) per share for the three months ended June 3, 2005. Net loss for the first nine months of fiscal 2006, was $1,606,000 or $(0.13) per share compared to a net loss of $380,000 or $(0.03) per share for the first nine months of fiscal 2005.

WEGENER’s eighteen-month backlog was $12.1 million at June 2, 2006, compared to $10.1 million at September 2, 2005, and $12.8 million at June 3, 2005. The total multi-year backlog at June 2, 2006, was approximately $21.3 million compared to $23.9 million at September 2, 2005 and $26.4 million at June 3, 2005. Bookings for the third quarter of fiscal 2006 were $2.7 million compared to $2.4 million for the same period in fiscal 2005. Bookings for the first nine months of fiscal 2006 were $17.9 million compared to $22.8 million for the first nine months of fiscal 2005.

“Although we have a good deal of work still ahead, we are pleased to report a profit for the third quarter,” stated Robert Placek, Chairman and CEO of Wegener Corporation. “Our third quarter revenue of $6.6 million is the highest quarterly revenue since the second quarter of fiscal 2000, where we posted revenue of $7.2 million.

“We continue to believe that revenues and operating results for the second half of fiscal year 2006 will be an improvement over the first half of the fiscal year. While third quarter bookings were lower than targeted, several opportunities projected to close during the third quarter are now anticipated to book in the current quarter. The Nielsen Media Research order announced this morning is one of these. The Nielsen SpoTTrac encoder product for this order is not an in-home set-top monitor device.”

“Key new products for the radio broadcasting and private television network markets are scheduled for release during the fourth quarter, and their release should generate additional bookings and revenue,” stated Ned Mountain, President and COO of WEGENER. “The iPump® 6420 is designed to address the specific needs of the radio broadcast market. We have already received orders from several radio customers for this product and it will be released late in fiscal 2006. The Unity 550 product is the next generation receiver for the business and private network industry and will be released shortly for several customer trials. The effect of these new products should be stronger in fiscal 2007 as the products gain wider distribution and acceptance in the market.

“We still expect to ship our first IPTV set-top boxes to customers for revenue by the end of our fourth quarter. This opens WEGENER for growth within new markets and new customers, such as the telecom market. In addition, the SMD 515, as it is currently designed, is directly applicable to IPTV applications within our current markets and provides the opportunity for new offerings to our existing customer base. There are clearly higher risks present in this product line, which has a different business model and lower margin levels than our historical business. We anticipate that it will take some time to make this product line a profitable part of our business, but currently believe it is worth the risk to open the possibilities for larger growth and revenue potential in the future.”

Wegener Corporation will host a conference call to discuss its financial results at 4:30 P.M. Eastern Daylight Time on July 12, 2006. To join the conference call, dial 1-800-638-5495 or 1-617-614-3946, and enter participant code 38161640. Wegener Corporation intends to discuss financial and other operational information on this conference call. This call is being webcast by Thomson/CCBN. It will be archived on WEGENER’s website at www.wegener.com and the replay will be available within one hour after the conference call.

ABOUT WEGENER

WEGENER (Wegener Communications, Inc.), a wholly-owned subsidiary of Wegener Corporation (Nasdaq: WGNR), is an international provider of digital solutions for video, audio, and IP data networks. Applications include IP data delivery, broadcast television, cable television, radio networks, business television, distance education, business music and financial information distribution. COMPEL, WEGENER's patented network control system provides networks with unparalleled ability to regionalize programming and commercials. COMPEL network control capability is integrated into WEGENER digital satellite receivers. WEGENER can be reached at +1.770.814.4000 or on the World Wide Web at www.wegener.com.

COMPEL, MEDIAPLAN, ENVOY, UNITY, and iPUMP are trademarks of WEGENER Communications, Inc. All Rights Reserved.

This news release may contain forward-looking statements within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements are subject to the safe harbors created thereby.  Forward-looking statements may be identified by words such as "believes," "expects," "projects," "plans," "anticipates," and similar expressions, and include, for example, statements relating to expectations regarding  future sales, income and cash flows.  Forward-looking statements are based upon the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties including, but not limited to:  customer acceptance and effectiveness of recently introduced products, development of additional business for the Company’s digital video and audio transmission product lines, effectiveness of the sales organization, the successful development and introduction of new products in the future, delays in the conversion by private and broadcast networks to next generation digital broadcast equipment, acceptance by various networks of standards for digital broadcasting, the Company’s liquidity position and capital resources, general market conditions which may not improve during fiscal year 2006  and beyond, and success of the Company’s research and development efforts aimed at developing new products.  Discussion of these and other risks and uncertainties are provided in detail in the Company’s periodic filings with the SEC, including the Company’s most recent Annual Report on Form 10-K.  Since these statements involve risks and uncertainties and are subject to change at any time, the Company’s actual results could differ materially from expected results.  Forward-looking statements speak only as of the date the statement was made.  The Company does not undertake and specifically disclaims any obligation to update any forward-looking statements.

__________________________________
CONTACTS:
Troy Woodbury - Investor Relations
Melanie Charles - Public Relations
WEGENER
(770) 814-4000
FAX (770) 623-9648
info@wegener.com

WEGENER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in $000's except share data)

	June 2,	September 2,
	2006	2005
Assets	(Unaudited)

Current assets
Cash	$46	$1,107
Accounts receivable	4,410	2,309
Inventories	4,373	3,957
Other	425	231

Total current assets	9,254	7,604

Property and equipment, net	2,348	2,521
Capitalized software costs, net	1,417	1,766
Other assets	743	911

	$13,762	$12,802

Liabilities and Shareholder's Equity

Current liabilities
Bank line of credit	$423	$-
Accounts payable	2,470	891
Accrued expenses	2,780	2,432
Customer deposits	1,740	1,554

Total current liabilities	7,413	4,877

Shareholders’ equity
Common stock, $.01 par value; 20,000,000 shares
authorized; 12,579,051 and 12,579,051 shares
respectively, issued and outstanding	126	126
Additional paid-in capital	19,923	19,892
Deficit	(13,700)	(12,093)

Total shareholders’ equity	6,349	7,925

	$13,762	$12,802

WEGENER CORPORATION AND SUBSIDIARIES

Summarized Operations Data
(in $000's except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended

	June 2,	June 3,	June 2,	June 3,
	2006	2005	2006	2005

Revenue	$6,608	$4,253	$16,172	$16,996

Earnings (loss) before income taxes	138	(968)	(1,606)	(594)

Income tax benefit	-	348	-	214

Net earnings (loss)	$138	$(620)	$(1,606)	$(380)

Net earnings (loss) per share
Basic	$0.01	$(0.05)	$(0.13)	$(0.03)
Diluted	$0.01	$(0.05)	$(0.13)	$(0.03)

Shares used in per share calculation
Basic	12,579	12,574	12,579	12,557
Diluted	12,766	12,574	12,579	12,557